SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Alere Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALERE FILES DETAILED PRESENTATION TO ISS

Urges Stockholders to Vote FOR Alere’s New, Independent Nominees on the WHITE Proxy Card Today

WALTHAM, Mass., July 23, 2013 — Alere Inc. (NYSE: ALR) (the “Company” or “Alere”), a global leader in enabling individuals to take charge of their health at home through the merger of rapid diagnostics and health information solutions, announced that it has filed with the U.S. Securities and Exchange Commission (“SEC”) a presentation that was made to Institutional Shareholder Services (“ISS”) on July 22, 2013.

Alere is urging stockholders to vote FOR the election of Alere’s new, independent director nominees on the WHITE proxy card at the Company’s 2013 Annual Meeting of Stockholders, to be held on August 7, 2013.

The presentation to ISS is available at the SEC’s website and can also be viewed by visiting http://www.alere.com/us/en/about/investor-relations/annual-meetings-reports.html.

The presentation outlines the following points:

•

Alere’s new strategy, which is focused on driving organic revenue growth, operational improvements and cost reductions and deleveraging via cash flow and divestitures of non-core assets, is already unlocking stockholder value.

•	The Alere Board’s four new, independent director nominees will bring independent thinking, fresh perspectives and significant public company board and CEO experience to the Board of Directors.

•	Coppersmith’s nominees lack experience relevant to Alere’s long-term strategy. Notably, two of its three nominees have never served on the board of directors of a public company.

Alere stockholders are reminded that their vote is important, no matter how many or how few shares they own. Whether or not stockholders plan to attend the Annual Meeting, they have an opportunity to protect their investment in Alere by voting FOR Alere’s director nominees using the WHITE proxy card.

If stockholders have any questions, require assistance with voting the WHITE proxy card, or need additional copies of the proxy materials, please contact:

The Proxy Advisory Group, LLC

18 East 41st Street, Suite 2000

New York, New York 10017

(888) 337-7699

Or

(888) 33 PROXY

Additional Participant in the Company’s Solicitation of Proxies

Namal Nawana, our Chief Operating Officer, may now be deemed to be a participant in the Company’s solicitation of proxies. His business address is 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453. Mr. Nawana does not beneficially own any of our securities, nor has he purchased or sold any of our securities during the past two years, and to our knowledge there is no information regarding Mr. Nawana or any of his affiliates or associates required to be set forth in our proxy statement that is not set forth therein, including information regarding the matters described under the heading “Miscellaneous Information Concerning Participants” in Appendix A of our proxy statement.

Forward-Looking Statements

This letter contains forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated growth in revenues, the anticipated effect of our strategy, anticipated increases in valuation, anticipated reductions in costs, deleveraging, potential divestitures, the timing of the Annual Meeting, the nominees for election as director and the anticipated independence of the nominees. These statements reflect our current views with respect to future events and are based on management’s current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, risks associated with global market and economic conditions and our ability to execute on our strategy, unanticipated effects of the Affordable Care Act, disruptions in the capital markets, fluctuations in currency exchange rates, changes in laws and regulations, dependence on suppliers, potential product liability litigation, regulatory compliance costs, unanticipated cost increases, competition, unanticipated delays or difficulties in research and product development and changes in demand for our products, as well as the other risks described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 1, 2013, as amended. We undertake no obligation to update any forward-looking statements contained herein.

Contacts:

Kelly Sullivan / Annabelle Rinehart / Dan Moore

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449